UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	27-0372343
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Series A Cumulative Redeemable Preferred Shares	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-172310

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 7.75% Series A Cumulative Redeemable Preferred Shares, par value $0.01 per share (the “Series A Preferred Shares”), to be registered hereunder is contained in the section entitled “Description of Our Series A Preferred Shares” in the Registrant’s prospectus supplement dated July 10, 2012, as filed with the U.S. Securities and Exchange Commission on July 12, 2012 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, and in the section entitled “Description of Shares of Beneficial Interest” in the accompanying prospectus dated February 28, 2011, which sections are incorporated herein by reference.

Item 2.	Exhibits.

The exhibits to this registration statement on Form 8-A are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 13, 2012	CHESAPEAKE LODGING TRUST

	By:	/s/ Graham J. Wootten
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of Declaration of Trust of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to the Registrant’s IPO Registration Statement on Form S-11 filed on January 19, 2010)

3.2	Articles Supplementary relating to the Series A Preferred Shares (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 13, 2012)

3.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 4 to the Registrant’s IPO Registration Statement on Form S-11 filed on January 19, 2010)